UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

KONTOOR BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 21, 2020

The following notice relates to the proxy statement of Kontoor Brands, Inc. (the “Company”), dated March 11, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Tuesday, April 21, 2020. This notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 8, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On April 8, 2020, the Company issued the following press release.

Kontoor Brands to Hold Virtual 2020 Annual Meeting of Shareholders

GREENSBORO, N.C. – April 8, 2020 – Kontoor Brands, Inc. (NYSE: KTB), a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands, Wrangler® and Lee®, today announced that the format of its 2020 Annual Meeting of Shareholders has been changed to a virtual-only meeting, instead of an in-person meeting, due to continued public health precautions regarding in-person gatherings and to support the health and well-being of shareholders and company personnel given the COVID-19 pandemic. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020, at 11 a.m. EDT. Shareholders will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting previously distributed, shareholders will be entitled to participate in the Annual Meeting if they were shareholders of record as of the close of business on February 18, 2020, the record date, or hold a legal proxy for the meeting provided by their bank, broker or nominee. The company has designed the format of the Annual Meeting to ensure that shareholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure shareholder access and participation. To attend the Annual Meeting, shareholders must register in advance, using their control number and other information, at www.proxydocs.com/KTB prior to the deadline of Friday, April 17, 2020, at 5 p.m. EDT. Upon completing registration, shareholders will receive further instructions by e-mail, including links that will allow them to access the Annual Meeting, submit questions, and vote online during the Annual Meeting.

Beginning 15 minutes prior to, and during, the Annual Meeting, support will be available to assist shareholders with any technical difficulties they may have accessing or hearing the virtual meeting. If participants encounter any difficulty accessing, or during, the virtual meeting, they should call the support team at the numbers listed on the e-mailed instructions.

All shareholders, whether or not planning to attend the Annual Meeting, are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting. The proxy card and voting instruction form included with the previously distributed proxy materials (or notice of internet availability) will not be reissued and may continue to be used to vote shares in connection with the Annual Meeting.

About Kontoor Brands

Kontoor Brands, Inc. (NYSE:KTB) is a global lifestyle apparel company, with a portfolio led by two of the world’s most iconic consumer brands: Wrangler® and Lee®. Kontoor designs, manufactures and distributes superior high-quality products that look good and fit right, giving people around the world the freedom and confidence to express themselves. Kontoor Brands is a purpose-led organization focused on leveraging its global platform, strategic sourcing model and best-in-class supply chain to drive brand growth and deliver long-term value for its stakeholders. For more information about Kontoor Brands, please visit www.KontoorBrands.com.

Contacts

Investors:

Eric Tracy, (336) 332-5205

Senior Director, Investor Relations

Eric.Tracy@kontoorbrands.com

or

Media:

Vanessa McCutchen, (336) 332-5612

Vice President, Corporate Communications

Vanessa.McCutchen@kontoorbrands.com

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